As filed with the Securities and Exchange Commission on November 20, 2009

Registration No. 333-

 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE

SECURITIES ACT OF 1933

INVESCO MORTGAGE CAPITAL INC.

(Exact name of registrant as specified in its charter)

Maryland	26-2749336
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1555 Peachtree Street, N.E., Suite 1800
Atlanta, Georgia 30309
 (404) 892-0896

(Address and telephone number of registrant’s principal executive offices)

INVESCO MORTGAGE CAPITAL INC. 2009 EQUITY INCENTIVE PLAN

(Full title of the plan)

Donald R. Ramon Chief Financial Officer Invesco Mortgage Capital Inc. 1555 Peachtree Street, N.E., Suite 1800 Atlanta, Georgia 30309 (404) 892-0896	Copy to: John J. Mahon Robert Neis, Esq. Sutherland Asbill & Brennan LLP 999 Peachtree Street, N.E. Atlanta, Georgia 30309 (404) 853-8000
(Name, address and telephone number of agent for service)
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☑ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE
Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.01 per share	1,000,000 shares (1)	$21.91 (2)	$21,910,000 (2)	$1,222.58

(1)
Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers an indeterminate number of shares of common stock as may be necessary to adjust the number of shares of common stock being offered or issued pursuant to the anti-dilution provisions of the plan referenced above, as a result of stock splits, stock dividends or similar transactions.

(2)
Estimated solely for the purpose of calculating the registration fee.  Pursuant to Rule 457(c) and Rule 457(h) of the Securities Act, as amended, the proposed maximum offering price per share and the proposed maximum aggregate offering price have been determined on the basis of the high and low market prices of the Company’s common stock reported on the New York Stock Exchange on November 18, 2009.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information.

The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants in the 2009 Equity Incentive Plan (the “Incentive Plan”) of Invesco Mortgage Capital Inc. (the “Company”) as specified by Rule 428(b)(1) under the Securities Act.  In accordance with the instructions of Part I of Form S-8, such documents will not be filed with the Securities and Exchange Commission (the “SEC”) either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act.  These documents and the documents incorporated by reference into this registration statement, taken together, constitute a prospectus meeting the requirements of Section 10(a) of the Securities Act.  Requests for information should be directed to Invesco Mortgage Capital Inc., 1555 Peachtree Street, N.E., Suite 1800, Atlanta, Georgia 30309, Attn: Donald R. Ramon.

Item 2.  Registration Information and Employee Plan Annual Information.

The written statement required by Item 2 is included in documents sent or given to participants in the plan covered by this registration statement pursuant to Rule 428(b)(1) of the Securities Act.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The following documents, filed by the Company with the SEC, are hereby incorporated by reference:

(a)	the Company’s Prospectus, filed with the SEC on June 29, 2009, pursuant to Rule 424(b) under the Securities Act;

(b)	the Company’s Quarterly Reports on Form 10-Q for the quarters ended June 30, 2009 and September 30, 2009, filed with the SEC on August 12, 2009 and November 9, 2009, respectively;

(c)	the Company’s Current Reports on Form 8-K filed with the SEC on July 6, 2009, July 22, 2009, July 28, 2009, August 11, 2009 and November 5, 2009; and

(d)	the description of the Company’s common stock contained in the Company’s Form 8-A filed with the SEC on June 18, 2009.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment which indicates that all securities then offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

In no event, however, will any information that the Company discloses under Item 2.02 or 7.01 of any Current Report on Form 8-K that the Company may from time to time furnish to the SEC, or any other information that is not deemed “filed” with the SEC, be incorporated by reference into, or otherwise become part of, this registration statement.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that such statement is modified or superseded by a subsequently filed document which also is or is deemed to be incorporated by reference herein.  Any such statement so modified or superseded shall not be deemed to constitute a part of this registration statement except as so modified or superseded.

Item 4.  Description of Securities.

Not Applicable.

Item 5.  Interests of Named Experts and Counsel.

Not Applicable.

Item 6.  Indemnification of Directors and Officers.

Maryland General Corporation Law (the “MGCL”) permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (1) actual receipt of an improper benefit or profit in money, property or services or (2) active and deliberate dishonesty established by a final judgment as being material to the cause of action. Our charter contains such a provision and limits the liability of our directors and officers to the maximum extent permitted by the MGCL.

The Company’s charter authorizes it, to the maximum extent permitted by the MGCL, to indemnify and pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (1) any present or former director or officer of the Company or (2) any individual who, while serving as the Company’s director or officer and at the Company’s request, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee of such corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise, from and against any claim or liability to which such person may become subject or which such person may incur by reason of his or her service in such capacity or capacities. The Company’s Bylaws obligate the Company, to the maximum extent permitted by the MGCL, to indemnify and pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (1) any present or former director or officer of our company who is made or threatened to be made a party to the proceeding by reason of his service in that capacity or (2) any individual who, while serving as the Company’s director or officer and at the Company’s request, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee of such corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise, and who is made or threatened to be made a party to the proceeding by reason of his service in that capacity. The Company’s charter and Bylaws also permit the Company to indemnify and advance expenses to any person who served any predecessor of the Company in any of the capacities described above and to any personnel or agent of the Company or of any predecessor.

The MGCL requires the Company (unless the Company’s charter provides otherwise, which the Company’s charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made or threatened to be made a party by reason of his service in that capacity. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that (1) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (A) was committed in bad faith or (B) was the result of active and deliberate dishonesty, (2) the director or officer actually received an improper personal benefit in money, property or services, or (3) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under the MGCL, a Maryland corporation may not indemnify a director or officer in a suit by or in the right of the corporation in which the director or officer was adjudged liable on the basis that a personal benefit was improperly received. A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by the Company or in the Company’s right, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses. In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of (1) a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the corporation and (2) a written undertaking by him or on his behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the appropriate standard of conduct was not met.

Item 7.  Exemption From Registration Claimed.

Not Applicable.

Item 8.  Exhibits.

Exhibit No.	Description of Exhibit
4.1	Articles of Amendment and Restatement of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q, filed with the SEC on August 12, 2009).

4.2	Amended and Restated ByLaws of the Company (incorporated by reference to Exhibit 3.2 to Amendment No. 8 to the Company’s Registration Statement on Form S-11, filed with the SEC on June 18, 2009).

5.1	Opinion of Sutherland Asbill & Brennan LLP as to the validity of the shares of the Company’s common stock (including consent).*

10.1	Invesco Mortgage Capital Inc. 2009 Equity Incentive Plan (incorporated by reference to Exhibit 10.4 to the Company’s Quarterly Report on Form 10-Q, filed with the SEC on November 9, 2009).

23.1	Consent of Grant Thornton LLP, Independent Registered Public Accounting Firm.*

23.2	Consent of Sutherland Asbill & Brennan LLP (included in Exhibit 5.1 to this registration statement).*

24.1	Power of Attorney (included in the signature page)*

* Filed herewith.

Item 9.  Undertakings.

(a) The undersigned Company hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on this 20th day of November, 2009.

INVESCO MORTGAGE CAPITAL INC.

By:	/s/ Donald R. Ramon
Name:	Donald R. Ramon
Title:	Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Richard J. King and Donald R. Ramon as his/her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him/her and in his/her name, place and stead, in any and all capacities, to sign, execute and file this registration statement under the Securities Act of 1933, as amended, and any and all amendments (including, without limitation, post-effective amendments) to this registration statement, with all exhibits and any and all documents required to be filed with respect thereto, with the Securities and Exchange Commission or any other regulatory authority, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing appropriate or necessary to be done in order to effectuate the same, as fully to all intents and purposes as he himself or she herself might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated and on the dates indicated.

Signatures		Title	Date

By:	/s/ Richard J. King Richard J. King	President and Chief Executive Officer (principal executive officer)	November 20, 2009

By:	/s/ Donald R. Ramon Donald R. Ramon	Chief Financial Officer (principal financial and accounting officer)	November 20, 2009

By:	/s/ G. Mark Armour G. Mark Armour	Director	November 20, 2009

By:	/s/ James S. Balloun James S. Balloun	Director	November 20, 2009

By:	/s/ John S. Day John S. Day	Director	November 20, 2009

By:	______________ Karen Dunn Kelley	Director	November __, 2009

By:	/s/ Neil Williams Neil Williams	Director	November 20, 2009

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
4.1	Articles of Amendment and Restatement of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q, filed with the SEC on August 12, 2009).

4.2	Amended and Restated ByLaws of the Company (incorporated by reference to Exhibit 3.2 to Amendment No. 8 to the Company’s Registration Statement on Form S-11, filed with the SEC on June 18, 2009).

5.1	Opinion of Sutherland Asbill & Brennan LLP as to the validity of the shares of the Company’s common stock (including consent).*

10.1	Invesco Mortgage Capital Inc. 2009 Equity Incentive Plan (incorporated by reference to Exhibit 10.4 to the Company’s Quarterly Report on Form 10-Q, filed with the SEC on November 9, 2009).

23.1	Consent of Grant Thornton LLP, Independent Registered Public Accounting Firm.*

23.2	Consent of Sutherland Asbill & Brennan LLP (included in Exhibit 5.1 to this registration statement).*

24.1	Power of Attorney (included in the signature page)*

* Filed herewith.